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                                                                     EXHIBIT 5.1

Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin Street
Houston, Texas 77002-6760


May 29, 2002


Dynegy Inc.
1000 Louisiana, Suite 5800
Houston, Texas 77002

Ladies and Gentlemen:

     We have acted as counsel for Dynegy Inc., an Illinois corporation (the "Company"), with respect to the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") with respect to the registration by the Company and Dynegy Capital Trust III, a Delaware statutory business trust (the "Trust"), under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale (a) by the Company from time to time, pursuant to Rule 415 under the Securities Act, of (i) unsecured debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the "Debt Securities"), (ii) shares of preferred stock, no par value, of the Company, in one or more series (the "Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"),
(iii) shares of Class A common stock, no par value, of the Company (the "Common Stock"), (iv) securities warrants (the "Warrants") to purchase Debt Securities, Preferred Stock, Depositary Shares or Common Stock, (v) stock purchase contracts (the "Stock Purchase Contracts") to purchase shares of Common Stock or other securities of the Company at a future date, (vi) stock purchase units (the "Stock Purchase Units") consisting of a Stock Purchase Contract and debt securities, preferred securities, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the Stock Purchase Contracts, (vii) in addition to the Debt Securities, debentures (the "Trust Debentures") to be purchased by the Trust with the proceeds from the sale of preferred securities (the "Preferred Securities") and (viii) a guarantee of the Preferred Securities (the "Preferred Securities Guarantee" and, collectively with the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts, Stock Purchase Units, Trust Debentures and Preferred Securities, the "Securities"), and (b) by the Trust from time to time pursuant to Rule 415 under the Securities Act of the Trust's Preferred Securities.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company, each as amended to the date hereof (the "Charter Documents"); (ii) the Registration Statement; (iii) a form of the Indenture for Senior Debt Securities to be entered into between the Company and Bank One Trust Company, National Association, in the form included as an exhibit to the Registration Statement (the "Senior Indenture"); (iv) a form of the Indenture for Subordinated
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Debt Securities (the "Subordinated Indenture") to be entered into between the
Company and Bank One Trust Company, National Association, in the form included as an exhibit to the Registration Statement; (v) a form of Preferred Securities Guarantee Agreement (the "Guarantee Agreement") to be entered into by the Company, in the form included as an exhibit to the Registration Statement; (vi) a form of Junior Subordinated Indenture relating to the Trust Debentures (the "Junior Subordinated Indenture," and together with the Senior Indenture and the Subordinated Indenture, the "Indentures," and each, an "Indenture") to be entered into between the Company and Bank One Trust Company, National Association, in the form included as an exhibit to the Registration Statement; and (vii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.

     As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

     In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (viii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (ix) the Junior Subordinated Indenture, the Senior Indenture and the Subordinated Indenture, together with any supplemental indenture relating to a series of Trust Debentures or Debt Securities, as the case may be, to be issued under any of the Indentures, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (x) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (xi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

     Based on the foregoing, we are of the opinion that:

     1. With respect to Debt Securities to be issued under the Senior Indenture, when (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (ii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or
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Dynegy Inc.
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breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Senior Indenture.

     2. With respect to Debt Securities to be issued under the Subordinated Indenture, when (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters; (ii) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Subordinated Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, the Debt Securities will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Subordinated Indenture.

     3. With respect to the Warrants, when (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants and the underlying securities, the terms of the offering thereof and related matters;
(ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration provided for therein, the Warrants will be legally issued and will constitute valid and binding obligations of the Company.

     4. With respect to Trust Debentures, when (i) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve the issuance and terms of any Trust Debentures, the terms of the offering thereof and related matters, (ii) the terms of the Trust Debentures and of their issuance and sale have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body jurisdiction over the Company, and (iii) the Trust Debentures been duly executed, authenticated, issued and delivered in accordance with the
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provisions of the Junior Subordinated Indenture and in accordance with the applicable definitive purchase agreement, underwriting or similar agreement approved by the Board of Directors (or a committee thereof), then upon payment of the consideration provided for therein, the Trust Debentures will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Junior Subordinated Indenture.

     5. With respect to the Preferred Securities Guarantee, when (i) the Guarantee Agreement has been duly authorized, executed and delivered by the Company to the guarantee trustee; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve and establish the terms of the Preferred Securities Guarantee and to authorize and approve the issuance thereof, the terms of the offering and related matters;
(iii) such Preferred Securities Guarantee has been duly executed, issued and delivered in accordance with the provisions of the Guarantee Agreement approved by the Board of Directors of the Company (or a committee thereof), then upon payment for and delivery of the Preferred Securities in accordance with the applicable purchase agreement, the Preferred Securities Guarantee will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     6. With respect to Stock Purchase Contracts, when (i) the purchase agreement for the Stock Purchase Contracts has been duly authorized and validly executed by the parties thereto; (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Contracts have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration therefore provided for therein, the Stock Purchase Contracts will be legally issued.

     7. With respect to Stock Purchase Units, when (i) the purchase agreement for the Stock Purchase Units has been duly authorized and validly executed by the parties thereto, (ii) the Board of Directors of the Company (or a committee thereof) has taken all necessary corporate action to approve and establish the terms of the Stock Purchase Units and to authorize and approve the issuance thereof, the terms of the offering and related matters; and (iii) the Stock Purchase Units have been duly executed and delivered in accordance with the purchase agreement and the applicable definitive purchase, underwriting or similar agreement approved by or on behalf of the Board of Directors of the Company (or a committee thereof), then upon payment of the consideration therefor provided therein, the Stock Purchase Units will be legally issued.

     8. With respect to Depositary Shares, when (i) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters; (ii) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts
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have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (iii) the shares of Preferred Stock underlying the Depositary Shares have been deposited with a bank or trust company under the applicable depositary agreements; and (iv) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered either (A) in accordance with the appropriate depositary agreement approved by the Board upon payment of the consideration therefore provided for therein; or (B) upon conversion, exchange or exercise of any other Security providing for the conversion, exchange or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company, the Depositary Shares will be legally issued, fully paid and non-assessable.

     The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles, and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

     We express no opinions concerning (i) the validity or enforceability of any provisions contained in Indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

     The foregoing opinions are limited in all respects to the contract laws of the State of New York and federal law of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained in the Registration Statement under the heading "Validity of Securities." By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          Very truly yours,

                                          /s/ Vinson & Elkins L.L.P.